EXHIBIT 99.2

                            BMO PARTNERS FUND L.P.
                            Repurchase Request Form

Return completed form or reproduction thereof to:

BMO PARTNERS FUND LP
360 Madison Avenue
20th Floor - Attn:  Dan I. Abrams
New York, NY  10017-7111

This form must be properly completed and received by 5 p.m. NY time on Thursday, September 16, 2004.

1.   Authorization to Redeem Units: (Please Print)

     Please accept this tender of the units designated below for repurchase at a price equal to their net asset value per unit (NAV) on September 30, 2004.

     NAME OF REGISTERED LIMITED PARTNER(S) (Please fill in EXACTLY as registered.)

     ("First Name") ("Last Name")
     ("Acct Title")
     -------------------------------------------------------------------------

     Daytime phone number:
                            ---------------------------------------

     UNITS TENDERED:  (Please check one.)

       Partial Tender     - Please repurchase ________ units
                            from my (our) account.

       Full Tender        - Please repurchase all units from my (our) account.

       Dollar Amount      - Please repurchase enough units from my (our)
                            account to net $______.
`
2.   Payment and Delivery Instructions:

       Please check one:

          The check will be issued in the name of the registered limited partner(s) and mailed to the address of record.

          A wire transfer should be made to the following account
          (please include a voided check):

          Bank Name
                            --------------------------------------------
          ABA #
                            --------------------------------------------
          Credit:  A/C #
                            --------------------------------------------
                   N/O
                            --------------------------------------------

3.   Signature:

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     Signature(s) of Owner(s) Exactly as Registered (if applicable, capacity)